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                                      AGREEMENT



    THIS AGREEMENT is made this 17th day of March 1997 between Zycad Corporation ("Zycad") and Halifax Fund, L.P., Capital Ventures Intn'l, Heracles Fund, Lewis A. Fraser and Joseph A. Umbach (collectively "Investors").


    WHEREAS, Investors participated in a $5 million Debenture financing with Zycad in February 13, 1997, of which $3.5 million was funded on or about February 14, 1997 and $1.5 million will be funded when the S-3 for the underlying common stock is effective and registered with the SEC (the "Debentures"), and


    WHEREAS, the Investors and Zycad are desirous of converting the Debentures to Preferred Stock with essentially the same terms and conditions.

    NOW, THEREFORE, it is mutually agreed as follows:

    1. Zycad and the Investors agree to convert the Debentures into $5 million Series A Preferred Stock of Zycad, convertible into Zycad Common Stock upon the same terms and conditions as the Debentures. The Preferred Stock would have the same economic and financial terms as the Debentures and the other terms and conditions shall be essentially the same as the Debentures, and shall otherwise be acceptable to each subscriber and its representatives, in their sole discretion.

    2. Zycad agrees not to issue any convertible instrument which would be senior to the Preferred Stock being issued under this Agreement.

    3. In the event the Common Stock of the Company trades at a closing price below $1.25 for more than five (5) consecutive trading days, Zycad agrees to seek shareholder approval for additional shares of common stock to be reserved for conversion of the Preferred Stock.

    4. Zycad agrees to have its counsel, Wilson, Sonsini, Goodrich and Rosati, draft the documents necessary to complete the conversion of the Debentures into Series A Preferred Stock and shall pay for the attorneys fees of the attorney(s) representing the Investors for the document. Investors will use their best efforts minimize attorney's fees.

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    IN WITNESS WHEREOF, the parties have signed below as of the date first above written.

--------------------------------       ------------------------------------
Halifax Fund, L.P.                     Capital Ventures International
By:  The Palladin Group, L.P.
Its:  Investment Advisor

By: /s/ Andrew Kaplan                  By: /s/ Andrew Frost
   ------------------------------         ---------------------------------
Name: Andrew Kaplan                    Name:  Andrew Frost
     ----------------------------           -------------------------------
Title: Vice President                  Title: Director
     ----------------------------            ------------------------------
Date: 5/15/97                          Date: /5/15/97
     ----------------------------           -------------------------------


--------------------------------       ------------------------------------
Heracles Fund                          Joseph A. Umbach
By: Promethean Investment Grp. L.L.C.  By: Promethean Investment Grp, L.L.C.
Its:  Investment Advisor               Its:  Investment Advisor

By: /s/ James F. O'Brien               By: /s/ James F. O'Brien
   ------------------------------         ---------------------------------
Name: James F. O'Brien                 Name: James F. O'Brien
     ----------------------------           -------------------------------
Title: President                       Title: President
     ----------------------------            ------------------------------
Date: 5/15/97                          Date: 5/15/97
     ----------------------------           -------------------------------


--------------------------------       ------------------------------------
Lewis A. Fraser                        Zycad Corporation
By:  Promethean Investment Group,
     L.L.C.
Its:  Investment Advisor

By: /s/ James F. O'Brien               By: /s/ Phillips W. Smith
   ------------------------------         ---------------------------------
Name: James F. O'Brien                 Name: Phillips W. Smith
     ----------------------------           -------------------------------
Title: President                       Title: President and Chief Executive
                                                         Officer
     ----------------------------            ------------------------------
Date: 5/15/97                          Date: 5/15/97
     ----------------------------           -------------------------------


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